Exhibit 99.1

Semrush Announces First Quarter 2021 Financial Results

More than 72,000 Customers as of March 31, 2021
First Quarter Revenue of $40 million

BOSTON, May 11, 2021 /Businesswire/ -- Semrush Holdings, Inc. (NYSE: SEMR), a leading online visibility management SaaS platform, today reported first quarter 2021 financial results for the quarter ended March 31, 2021.

“I am pleased with our execution during the first quarter. The company completed a successful listing on the New York Stock Exchange while also delivering strong growth in paying customers, many of whom took their first step into online marketing with Semrush,” said Oleg Shchegolev, CEO and Founder of Semrush.

“Clearly this was a solid start to the year, and looking ahead, I see a strong demand environment for our products as customers of all sizes focus on growing their online presence. We remain laser focused on delivering innovative solutions that enable successful and productive marketers,” added Mr. Shchegolev.

First Quarter 2021 Financial Highlights

•Total revenue of $40 million, up 44% year over year
•ARR of $168 million as of March 31, 2021, up 53% year over year
•Dollar based net revenue retention of 116%
•Net Income of $1.5 million, an improvement from a loss of $1.9 million a year ago
•Non-GAAP Net Income, which excludes stock-based compensation expense, of $2.1 million, an improvement from a loss of $1.7 million a year ago
•Over 72K customers as of March 31, 2021, up 29% compared to a year ago (excludes Prowly customers)

See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how Semrush defines ARR, dollar based net revenue retention, non-GAAP net income (loss), and the financial tables that accompany this release for reconciliations of non-GAAP net income (loss) to its closest comparable GAAP measure.

Business Highlights

•Launched App Center, a marketplace for third party developers to innovate on the Semrush platform.

•Launched Core Web Vitals report within our Site Audit tool. This helps users measure user experience according to Google Core Web Vitals

•Relaunched Social Media Poster as a free product with native support for Instagram. We now natively support all leading social media sites.

•Semrush has been included in G2’s annual list of Best Global Software Sellers for 2021, ranking #26 alongside companies such as Microsoft, Google, Zoom, Slack and others.

•Semrush’s Backlinks database now contains more than 41.2 trillion links, up +52% from the previous year.

Business Outlook

Based on information as of today, May 11, 2021, we are issuing the following financial guidance:

Second Quarter 2021 Financial Outlook

•Revenue is expected to be in a range of $42.2 million to $42.7 million, up 49% year over year
•Non-GAAP net loss is expected to be in a range of $4.4 to $4.1 million

Full Year 2021 Financial Outlook

•Revenue is expected to be in a range of $175 million to $177 million, up 40-42% year over year
•Non-GAAP net loss is expected to be in a range of $7.9 to $6.3 million

Reconciliation of non-GAAP net loss guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Information

Semrush will host a conference call and webcast at 4:30 p.m. Eastern Time, today, May 11, 2021, to discuss its financial results, business highlights, and outlook. The conference call can be accessed by dialing (833) 329-1691 from the United States and Canada or (236) 714-3944 internationally with conference ID 8891105. The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com.

About Semrush

Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, pay-per-click, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush, with over 72,000 paying customers, is headquartered in Boston and has offices in Pennsylvania, Texas, Czech Republic, Cyprus, Poland and Russia.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for the second quarter and full year of 2021; statements about future operating results; the expectations of demand for our products and growth of our business; the growth rates in the markets in which we compete; our investments in technology and infrastructure; our ability to deliver innovative solutions; and our ability to attract new paying customers.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in the final prospectus for our initial public offering filed on March 25, 2021 and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to Semrush as of the date hereof, and Semrush disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Semrush’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect Semrush's results is included in Semrush’s SEC filings, which may be obtained by visiting Semrush’s Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.

Non-GAAP Financial Measures & Definitions of Key Metrics
Semrush has provided in this release the non-GAAP financial measure of non-GAAP net income (loss). Semrush uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating Semrush’s ongoing operational performance. Semrush believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Semrush’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

ARR is defined as the daily revenue of all paid subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. Semrush includes both monthly recurring paid subscriptions, which renew automatically unless cancelled, as well as the annual recurring paid subscriptions so long as Semrush does not have any indication that a customer has cancelled or intends to cancel its subscription and Semrush continues to generate revenue from them.

Dollar Based Net Revenue Retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.

Non-GAAP net income (loss). We define non-GAAP net income (loss) as GAAP income (loss), excluding stock-based compensation expense. We believe non-GAAP net income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Semrush Holdings Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue	$39,998	$27,787
Cost of revenue	8,773	6,611
Gross profit	31,225	21,176

Operating expenses
Sales and marketing	16,457	12,877
Research and development	5,358	4,237
General and administrative	7,904	5,933
Total operating expenses	29,719	23,047
Income (loss) from operations	1,506	(1,871)
Other income, net	51	56
Income (loss) before income taxes	1,557	(1,815)
Provision for income taxes	86	116
Net income (loss) and comprehensive income (loss)	$1,471	$(1,931)

Net income (loss) per share attributable to common stockholders:
Basic:	$0.02	$(0.02)
Diluted:	$0.01	$(0.02)

Weighted-average number of shares of common stock used in computing net income (loss) per share applicable to common stockholders:
Basic:	96,376	94,593
Diluted:	131,356	94,593

	Three Months Ended March 31,
	2021	2020
Cost of revenue	$7	$5
Sales and marketing	190	27
Research and development	67	29
General and administrative	329	144
Total stock-based compensation	$593	$205

	Three Months Ended March 31,
	2021	2020
Reconciliation of Non-GAAP net income/(loss)
Net income/(loss) and comprehensive income/(loss)	$1,471	$(1,931)
Stock-based compensation expense	593	205
Non-GAAP net income/(loss)	$2,064	$(1,726)

Semrush Holdings Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	As of
	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$171,867	$35,531
Accounts receivable	2,383	1,399
Deferred contract costs, current portion	4,817	4,049
Prepaid expenses and other current assets	3,626	2,649
Total current assets	182,693	43,628
Property and equipment, net	3,876	2,968
Intangible assets, net	2,176	2,231
Goodwill	1,991	1,991
Deferred contract costs, net of current portion	2,000	1,670
Other long-term assets	1,130	2,470
Total assets	$193,866	$54,958

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$10,233	$8,654
Accrued expenses	10,286	7,719
Deferred revenue	32,078	26,537
Total current liabilities	52,597	42,910
Long-term liabilities
Deferred revenue, net of current portion	181	123
Deferred tax liability	153	209
Other long-term liabilities	1,024	497
Total liabilities	$53,955	$43,739
Commitments and contingencies (Note 11)

Series A redeemable convertible preferred stock, $0.00001 par value - no shares authorized, issued or outstanding as of March 31, 2021; 3,379,400 shares authorized, issued and outstanding as of December 31, 2020 (liquidation value of $8,000 at December 31, 2020)	—	7,789
Series A-1 redeemable convertible preferred stock, $0.00001 par value - no shares authorized, issued or outstanding as of March 31, 2021; 1,837,600 shares authorized, issued and outstanding as of December 31, 2020 (liquidation value of $5,000 at December 31, 2020)	—	10,270
Stockholders' equity (deficit)
Series B convertible preferred stock, $0.00001 par value - no shares authorized, issued or outstanding as of March 31, 2021; 4,681,400 shares authorized, issued and outstanding as of December 31, 2020 (liquidation value of $24,000 at December 31, 2020)	—	24,000
Undesignated preferred stock, $0.00001 par value - 100,000,000 shares authorized, no shares issued or outstanding as of March 31, 2021; no shares authorized, issued, or outstanding as of December 31, 2020	—	—
Common stock, $0.00001 par value - no shares authorized, issued, or outstanding as of March 31, 2021; 300,000,000 shares authorized, 95,206,893 shares issued at December 31, 2020 and 95,050,041 shares outstanding at December 31, 2020	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized, and 10,000,000 shares issued and outstanding as of March 31, 2021; no shares authorized, issued or outstanding as of December 31, 2020	—
Class B common stock, $0.00001 par value - 160,000,000 shares authorized, and 124,905,954 shares issued and 124,749,102 outstanding as of March 31, 2021; no shares authorized, issued or outstanding as of December 31, 2020	1
Additional paid-in capital	174,254	4,975
Accumulated deficit	(34,344)	(35,815)
Total stockholders’ equity (deficit)	139,911	(6,840)
Total liabilities, redeemable convertible preferred stock, and stockholders' deficit	$193,866	$54,958

Semrush Holdings Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2021	2020

Operating Activities
Net income (loss)	$1,471	$(1,931)
Adjustments to reconcile net loss to net cash provided by
operating activities
Depreciation and amortization expense	460	232
Amortization of deferred contract costs	1,322	1,104
Stock-based compensation expense	593	205
Deferred taxes	(56)	(57)
Changes in operating assets and liabilities
Accounts receivable	(985)	745
Deferred contract costs	(2,420)	(1,704)
Prepaid expenses and other current assets	(976)	(747)
Accounts payable	1,579	58
Accrued expenses	2,420	1,002
Deferred revenue	5,599	1,654
Net cash provided by operating activities	9,007	561
Investing Activities
Purchases of property and equipment	(166)	(1,084)
Purchases of convertible debt securities	(500)	—
Capitalization of internal-use software development costs	(123)	(297)
Cash paid for acquisition of business, net of cash acquired	(350)	—
Net cash used in investing activities	(1,139)	(1,381)
Financing Activities
Proceeds from exercise of stock options	7	—
Net proceeds from completing initial public offering	128,461	—
Payment of deferred offering costs	—	(16)
Net cash provided by (used in) financing activities	128,468	(16)
Increase in cash, cash equivalents, and restricted cash	136,336	(836)
Cash, cash equivalents, and restricted cash, at beginning of period	35,619	31,523
Cash, cash equivalents, and restricted cash, at end of period	$171,955	$30,687

Supplemental cash flow disclosures
Cash paid for income taxes	$158	$154
Deferred offering cost incurred and not paid	$1,839	$—
Acquisition of fixed asset under capital lease	$1,024	$—

MEDIA:
Vincent Schiano
Semrush Holdings, Inc.
Vincent.Schiano@semrush.com

INVESTOR:
Bob Gujavarty
Semrush Holdings, Inc
Bobby.Gujavarty@semrush.com